Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Telephone and Data Systems, Inc.:

(1)	Registration Statement (Form S-3 No. 333-231181),
(2)	Registration Statement (Form S-8 No. 333-58127),
(3)	Registration Statement (Form S-8 No. 333-179702),
(4)	Registration Statement (Form S-8 No. 333-179703),
(5)	Registration Statement (Form S-8 No. 333-185143),
(6)	Registration Statement (Form S-8 No. 333-190330),
(7)	Registration Statement (Form S-8 No. 333-197793),
(8)	Registration Statement (Form S-3 No. 333-219697),
(9)	Registration Statement (Form S-3 No. 333-219698), and
(10)	Registration Statement (Form S-8 No. 333-226550);

of our report dated February 25, 2020, with respect to the financial statements of Los Angeles SMSA Limited Partnership included in this Annual Report (Form 10-K) of Telephone and Data Systems, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Orlando, Florida
February 25, 2020